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                                                                EXHIBIT 24

                             POWER OF ATTORNEY FOR
                           OFFICERS AND DIRECTORS OF
                               THE LIMITED, INC.

        Pursuant to the requirements of the Securities Act of 1933, the undersigned officers and/or directors of The Limited, Inc., a Delaware corporation (the "Company"), hereby appoint Kenneth B. Gilman as attorney-in-fact with full power of substitution and resubstitution to sign for the undersigned and in the name of the undersigned in any and all capacities with respect to the registrations on Form S-8 of (i) 10,000,000 shares of Common Stock of the Company under The Limited, Inc. 1993 Stock Option and Performance Incentive Plan (1996 Restatement) and (ii) 100,000 shares of Common Stock of the Company under The Limited, Inc. Stock Plan for Non-Associate Directors (collectively, the "Registration Statements") with the Securities and Exchange Commission ("SEC"), and to sign any and all aendments (including post-effective amendents) thereto and any and all applications or other documents to be filed with the SEC pertaining to the Registration Statements, and to grant unto the attorney-in-fact and agent the full power and authority to do and perform each and every act and thing required to be done, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratifies and confirms all that the attorney-in-fact and agent or its substitutes may lawfully do or cause to be done by virtue hereof.

Signatures                      Title                             Date
- ----------                      -----                             ----

                                Chairman of the Board                   , 1996
- --------------------------      (principal executive
Leslie H. Wexner                officer) and Director

/s/  Michael A. Weiss           Vice Chairman and Director              , 1996
- --------------------------
Michael A. Weiss

                                Secretary and Director                  , 1996
- --------------------------
Bella Wexner

/s/  Martin Trust               Director                                , 1996
- --------------------------
Martin Trust

/s/  Eugene M. Freedman         Director                                , 1996
- --------------------------
Eugene M. Freedman

/s/  E. Gordon Gee              Director                                , 1996
- --------------------------
E. Gordon Gee

/s/  Leonard A. Schlesinger     Director                                , 1996
- --------------------------
Leonard A. Schlesinger

/s/  David T. Kollat            Director                                , 1996
- --------------------------
David T. Kollat

/s/  Claudine B. Malone         Director                                , 1996
- --------------------------
Claudine B. Malone

/s/  Donald B. Shackelford      Director                                , 1996
- --------------------------
Donald B. Shackelford

/s/  Allen R. Tessler           Director                                , 1996
- --------------------------
Allen R. Tessler

/s/  Raymond Zimmerman          Director                                , 1996
- --------------------------
Raymond Zimmerman